UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2005

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KYTO BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

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FLORIDA	65-1086538
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

41A AVENUE ROAD, TORONTO, ONTARIO, CANADA M5R 2G3

(Address of principal executive offices) (Zip Code)

Issuer’s telephone number: (416) 955-0349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01(a).

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Salberg & Company, P.A. notified the Company in writing on July 26, 2005 that it has declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2006, based on the fact that the audit partner responsible for the Company’s audit has reached the maximum number of years that he can work on the Company’s audit pursuant to the partner rotation rules issued by the U.S. Securities and Exchange Commission.

The reports of Salberg & Company, P.A. on the consolidated financial statements for the years ended March 31, 2005 and 2004 did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended March 31, 2005 and 2004, and for the interim period through the date of this report, there were no disagreements with Salberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Salberg & Company, P.A., would have caused it to make reference to the subject matter of such disagreement in their reports on the consolidated financial statements for such years.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
16.1 *	Salberg & Company, P.A. letter regarding change of accountant.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO BIOPHARMA, INC.
(Registrant)

By:	/s/ JEAN-LUC BERGER
Jean-Luc Berger, President & C.E.O

Date:

July 27, 2005

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